Execution Version

Eighth Amendment to

Loan and Security Agreement

ExWorks Capital Fund I, L.P., a Delaware limited partnership (“Lender”) and Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, High Times Press, Inc., a New York corporation, Culture Pub, Inc., a Delaware corporation and Wilshire & Veteran Media Corp., a Delaware corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), enter into this Eighth Amendment to Loan and Security Agreement (this “Eighth Amendment”) on May 20, 2019.

Background

A. Borrowers and Lender are parties to a Loan and Security Agreement dated as of February 27, 2017 (as amended, the “Loan Agreement”). Unless defined in this Eighth Amendment, capitalized terms have the meanings set forth in the Loan Agreement and references to “Sections” are to sections of the Loan Agreement.

B. Borrowers have requested certain amendments to the Loan Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms and Conditions

1. Amendments.

(a) Section 1.3 is amended in its entirety to read as follows:

Upon execution and satisfaction of all conditions precedent to the effectiveness of the Eighth Amendment, the Lender will (i) make additional loan advance(s) of up to $1,400,000 to Borrowers subject to the terms of the Agreement, and (ii) the Amended and Restated Senior Secured Convertible Promissory Note dated effective as of March 14, 2019 in the original principal amount of $16,000,000 (the “Prior Note”) will be amended, restated and replaced by a Second Amended and Restated Senior Secured Convertible Promissory Note in the principal amount of $17,400,000 dated on or about the date of the Seventh Amendment (the “Amended Note”). References in this Agreement and the other Loan Documents to the Prior Note, any notes that preceded that note or the “Note” will be deemed to be references to the Amended Note. The Loan advances on or after the date of the Eighth Amendment will be advanced by Lender in its sole discretion.

(b) The following definition is added to Section 2 in the appropriate alphabetical order:

“Eighth Amendment” means the Eighth Amendment to Loan and Security Agreement, dated on or about May 20, 2019.

2. Amendment Fee. In consideration of this Amendment, Borrower will pay Lender an amendment fee of $100,000 (the “Eighth Amendment Fee”). The Eighth Amendment Fee will be fully earned, payable and non-refundable on the date of this Eighth Amendment but will not be due and payable until the sooner of (a) expiration or termination of the Term, or (b) payment in full of the Obligations.

3. Conditions Precedent. This Eighth Amendment will be of no force or effect unless:

(a) Guarantor executes and delivers the Reaffirmation attached as Exhibit A;

(b) Borrowers execute and deliver to Lender the Fifth Amended Note; and

(c) Parent delivers to Lender an executed resolution of the Board of Directors of Parent in form and substance reasonably acceptable to Lender, authorizing, on behalf of itself and each of the other Borrower, this Eighth Amendment and the Amended Note.

4. General Terms.

(a) The Borrowers each acknowledge and agree that the consent contained herein is a limited, specific and one-time consent as described above, and shall not entitle the Borrowers to any consent, waiver, amendment, modification or other change to, of or in respect of any provision of any of the Loan Documents in the future in similar or dissimilar circumstances.

(b) Except as amended hereby, each Borrower reaffirms and ratifies all of its obligations under the Loan Agreement and remakes, as of the date of this Eighth Amendment, all representations and warranties in the Loan Agreement. Each Borrower also represents and warrants that (i) no Event of Default has occurred and is continuing, (ii) each Borrower is unaware of any facts or circumstances which, with the passage of time or the giving of notice, would be an Event of Default, (iii) the Disclosure Schedule is true and accurate as of the date of this Eighth Amendment, and (iv) the Schedules attached to the Intellectual Property Security Agreement executed by Borrowers and Lender as of February 27, 2017 are true and accurate as of the date of this Eighth Amendment.

(c) This document contains the entire agreement of the parties in connection with the subject matter of this Eighth Amendment and cannot be changed or terminated orally.

(d) The individuals signing on behalf of each of the parties represents that all necessary company action to authorize them to enter into this Eighth Amendment has been taken, including, without limitation, any board of directors or shareholder approvals or resolutions necessary to authorize execution of this Eighth Amendment.

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(e) This Eighth Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of such counterparts together will constitute but one and the same agreement. Further, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(f) If there is an express conflict between the terms of this Eighth Amendment and the terms of the Loan Agreement, the terms of this Eighth Amendment will govern and control.

(g) This Eighth Amendment will be deemed to be part of, and governed by the terms of, the Loan Agreement.

(h) Each Borrower hereby waives, discharges, and forever releases Lender, Lender’s employees, managers, members, officers, directors, attorneys, agents, representatives, stockholders, affiliates, subsidiaries and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that each Borrower has or may have had at any time up through and including the date of execution of this Eighth Amendment, whether known or unknown, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Lender’s actions or omissions in connection with the Loan Agreement, or any amendments, extensions or modifications thereto, each Borrower’s business relationships with Lender, any oral agreements or understandings (actual or alleged) between Lender and any Borrower, Lender’s administration of debt evidenced by the Loan Agreement, or otherwise.

[End of Eighth Amendment to Loan and Security Agreement – Signature page follows]

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The undersigned have caused this Eighth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

LENDER:

EXWORKS CAPITAL FUND I, L.P.,
a Delaware limited partnership

By:	/s/ Andrew D. Hall
Name:	Andrew D. Hall
Title:	Chief Credit Officer

BORROWERS:

HIGHTIMES HOLDING CORP.,
a Delaware corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

TRANS-HIGH CORPORATION,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

HIGH TIMES PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

CANNABIS BUSINESS DIGITAL, LLC,
a New York limited liability company

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

[Signature page to Eighth Amendment to Loan and Security Agreement]

HIGH TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

NEW MORNING PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

HEMP TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

PLANET HEMP, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

THE HEMP COMPANY OF AMERICA, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

HIGH TIMES CANNEX CORP.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

HIGH TIMES PRESS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

CULTURE PUB, INC.,
a Delaware corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

WILSHIRE & VETERAN MEDIA CORP.,
a Delaware corporation

By:	/s/ Adam Levin
Adam Levin,
Executive Chairman

[Signature page to Eighth Amendment to Loan and Security Agreement]

EXHIBIT A

REAFFIRMATION OF LOAN DOCUMENTS

Dated as of May 20, 2019

While not a party to the foregoing Eighth Amendment to Loan and Security Agreement (the “Amendment”), the undersigned guaranteed payment of the obligations of Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, High Times Press, Inc., a New York corporation, Culture Pub, Inc., a Delaware corporation, and Wilshire & Veteran Media Corp., a Delaware corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), owing to ExWorks Capital Fund I, L.P (“Lender”) pursuant to the terms of a Limited Guaranty dated as of February 27, 2017 (the “Guaranty”). Unless defined in this Reaffirmation, capitalized terms have the meanings set forth in the Amendment. To induce Lender to enter into the Amendment, the undersigned, acting solely in his capacity as the trustee of the AEL Irrevocable Trust and not in his individual capacity, (1) acknowledges and agrees that the Guaranty remains in full force and effect and is hereby ratified, confirmed and approved; (2) consents to all of the terms and conditions of the Amendment; (3) acknowledges and agrees that the Guaranty covers all Obligations; and (4) acknowledges and agrees that the fact that Lender has sought this reaffirmation does not create any obligation, right, or expectation that Lender will seek their consent to or reaffirmation with respect to any other or further agreements or modifications to the relationship between Lender and Borrowers or any other party. As additional consideration for the Amendment, the undersigned hereby waives, discharges, and forever releases Lender, Lender’s employees, managers, members, officers, directors, attorneys, agents, representatives, stockholders, affiliates, subsidiaries and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that the undersigned has or may have had at any time up through and including the date of the Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Lender’s actions or omissions in connection with the Loan Agreement, or any amendments, extensions or modifications thereto, or Lender’s administration of debt evidenced by the Loan Agreement or otherwise.

[End of Reaffirmation of Loan Documents – Signature page follows]

The undersigned have caused this Reaffirmation of Loan Documents to be duly executed and delivered as of the date first written above.

AEL IRREVOCABLE TRUST AGREEMENT

By:
Edwin Hur, Trustee

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ___________	)

On _______________________ before me, ________________, a Notary Public, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_______________________________________
Signature of Notary Public

[Signature page to Exhibit A - Reaffirmation of Loan Documents (Third Amendment)]